DynaResource, Inc.

2022 STOCK INCENTIVE PLAN

ARTICLE I.

ESTABLISHMENT AND PURPOSE

Section 1.1 Establishment. DynaResource, Inc., a Delaware corporation (“DynaResource”) hereby establishes the DynaResource, Inc. 2022 Stock Incentive Plan (the “Plan”), as set forth in this document.

Section 1.2 Purpose. The purposes of the Plan are to attract and retain highly qualified individuals to perform services for DynaResource and to align the interests of those individuals with those of the stockholders of DynaResource. DynaResource is committed to creating long-term stockholder value. DynaResource’s compensation philosophy is based on a belief that DynaResource can best create stockholder value if employees and directors of DynaResource and certain others providing services to DynaResource and its subsidiaries act and are rewarded as business owners. DynaResource believes that an equity stake through equity compensation programs effectively aligns service provider and stockholder interests by motivating and rewarding long-term performance that will enhance stockholder value.

Section 1.3 Effectiveness and Term. The Plan shall become effective on September 30, 2022. Unless terminated earlier by the Board, this Plan shall terminate on September 30, 2032.

ARTICLE II.

DEFINITIONS

Section 2.1 “Award” means an award granted to a Participant in the form of Restricted Stock, including any cash award granted in conjunction with an award made in the form of Restricted Stock.

Section 2.2 “Award Agreement” means a written agreement between DynaResource and a Participant that sets forth the terms, conditions, restrictions and limitations applicable to an Award.

Section 2.3 “Board” means the Board of Directors of DynaResource.

Section 2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations.

Section 2.5 “Committee” means the Compensation Committee of the Board, which committee shall consist of three or more members, with the exact number to be determined by the Board. Each of the members of the Committee will be a “Non-Employee Director,” as deﬁned in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3, such noncompliance with such requirements shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

Section 2.6 “Common Stock” means the Common Stock of DynaResource, par value $.001 per share.

Section 2.7 “Change in Control” means the occurrence of one or more of the following events:

(a) the directors/stockholders (as necessary) of DynaResource approve a merger or consolidation of DynaResource with any corporation or other entity, other than a merger or consolidation which would result in the voting securities of DynaResource outstanding immediately prior thereto continuing to represent (either by renaming outstanding securities or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the

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voting securities of DynaResource or such surviving entity outstanding immediately after such merger or consolidation;

(b) a change in ownership of DynaResource through a transaction or series of transactions, such that any person or entity is or becomes the beneficial owner, directly or indirectly, of stock or other securities of DynaResource representing 50% or more of the combined voting power of DynaResource’s then outstanding stock or other securities;

(c) the approval by the directors/stockholders (as necessary) of any agreement for the sale or disposition of all or substantially all of DynaResource’s assets; or

(d) a transfer of all or substantially all of DynaResource’s assets pursuant to a partnership or joint venture agreement where DynaResource’s resulting interest is or becomes 50% or less.

Section 2.8 “Employee” means an employee of DynaResource or any subsidiary of DynaResource.

Section 2.9 “Participant” means an Employee or other individual that performs services for DynaResource and/or its subsidiaries, and that has been granted an Award.

Section 2.10 “Permitted Transferee” shall have the meaning given such term in Section 10.2.

Section 2.11 “Restricted Period” means the period established by the Committee with respect to an Award of Restricted Stock during which the Award remains subject to lock-up and accordingly may not be sold.

Section 2.12 “Restricted Stock” means a share of Common Stock granted to a Participant pursuant to Article VII.

ARTICLE III.

PLAN ADMINISTRATION

Section 3.1 Plan Administrator and Discretionary Authority. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (a) interpret the Plan and the Award Agreements executed hereunder; (b) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (c) construe any ambiguous provision of the Plan or any Award Agreement; (d) prescribe the form of Award Agreements; (e) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (f) issue administrative guidelines as an aid to administering the Plan and make changes in such guidelines as the Committee from time to time deems proper; (g) make regulations for carrying out the Plan and make changes in such regulations as the Committee from time to time deems proper; (h) determine whether Awards should be granted singly or in combination; (i) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (j) accelerate the exercise, vesting or payment of an Award when such action or actions would be in the best interests of DynaResource; (k) require Participants to hold a stated number or percentage of shares of Common Stock acquired pursuant to an Award for a stated period; and (l) take any and all other actions the Committee deems necessary or advisable for the proper operation or administration of the Plan. The Committee shall have authority in its sole discretion with respect to all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan, including without limitation its construction of the terms of the Plan and its determination of eligibility for participation in, and the terms of Awards granted under, the Plan. The decisions of the Committee and its actions with respect to the Plan shall be final, conclusive and binding on all persons having or claiming to have any right or interest in or under the Plan, including without limitation Participants and their respective Permitted Transferees, estates, beneficiaries and legal representatives.

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Section 3.2 Liability; Indemnification. No member of the Committee, nor any person to whom it has delegated authority, shall be personally liable for any action, interpretation or determination made in good faith with respect to the Plan or Awards granted hereunder, and each member of the Committee shall be fully indemnified and protected by DynaResource with respect to any liability he may incur with respect to any such action, interpretation or determination, to the maximum extent permitted by applicable law.

ARTICLE IV.

SHARES SUBJECT TO THE PLAN

Section 4.1 Available Shares.

(a) Subject to adjustment as provided in Sections 4.2 and 4.3, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be Two Million (2,000,000) shares of Common Stock. If an Award granted under this Plan expires or is forfeited for any reason, the shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan.

(b) Shares of Common Stock issued pursuant to the Plan may be original issue or treasury shares or a combination of the foregoing, as the Committee, in its sole discretion, shall from time to time determine. During the term of this Plan, DynaResource will at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan.

Section 4.2 Adjustments for Recapitalizations and Reorganizations.

(a) The shares with respect to which Awards may be granted under the Plan are shares of Common Stock as presently constituted, but if, and whenever DynaResource shall effect a split, subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock in the form of Common Stock without receipt of consideration by DynaResource, the number of shares of Common Stock with respect to such Award (i) shall be proportionately increased, in the event of an increase in the number of outstanding shares, and (ii) shall be proportionately reduced, in the event of a reduction in the number of outstanding shares.

(b) If DynaResource recapitalizes or otherwise changes its capital structure, the Participant shall be entitled to receive, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock or other securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

(c) In the event of changes in the outstanding Common Stock by reason of a reorganization, merger, consolidation, combination, separation (including a spin-off or other distribution of stock or property), exchange, or other relevant change in capitalization occurring after the date of grant of any Award and not otherwise provided for by this Section 4.2, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its sole discretion as to the number, price and kind of shares or other consideration subject to, and other terms of, such Awards to reflect such changes in the outstanding Common Stock, or (ii) in the case of a Change in Control, replacement with a comparable Award.

(d) In the event of any changes in the outstanding Common Stock provided for in this Section 4.2, the aggregate number of shares available for grant of Awards under the Plan may be equitably adjusted by the Committee, whose determination shall be conclusive.

Section 4.3 Adjustments for Awards. The Committee shall have sole discretion to determine the manner in which shares of Common Stock available for grant of Awards under the Plan are counted. Without limiting the discretion of the Committee under this Section, unless otherwise determined by the Committee, the following rules shall apply for the purpose of determining the number of shares of Common Stock available for grant of Awards under the Plan:

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(a) Restricted Stock. The grant of Restricted Stock shall reduce the number of shares of Common Stock available for grant of Awards under the Plan by the number of shares of Common Stock subject to such an Award.

(b) Cancellation, Forfeiture and Termination. If any Award referred to in subsection (a) of this Section is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares then subject to such Award shall again be available for grant of Awards under the Plan.

ARTICLE V.

ELIGIBILITY

The Committee shall select Participants from those Employees and other individuals or entities providing services for DynaResource and/or its subsidiaries that, in the opinion of the Committee, are in a position to make a significant contribution to the success of DynaResource. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

ARTICLE VI.

FORM OF AWARDS

Awards may be granted under the Plan only in the form of Restricted Stock pursuant to Article VII, plus an amount of cash (if any), in the Committee’s discretion, sufficient to assist the Participant with the payment of federal, state, and local income taxes associated with an Award of Restricted Stock and any associated cash Award. For the avoidance of doubt, nothing in this Plan shall obligate the Company to award an additional amount of cash, and such additional amount, if any, shall be set forth in writing in the associated Award Agreement. In determining whether to award an additional cash amount to a Participant, the Committee shall consider the fair market value of the Restricted Stock as of the Date of Grant, and not at the date of any subsequent vesting. Additionally, the Committee may determine, on a case-by-case basis, an appropriate tax rate to be used to gross up the total value of the Award to an after-tax amount equal to the fair market value, on the Date of Grant, of the Restricted Stock that is the subject of such Award, or such lesser amount as the Committee determines to be appropriate. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of vesting of an Award and restrictions on transferability of any shares of Common Stock issued pursuant to an Award), provided they are not inconsistent with the terms of the Plan.

ARTICLE VII.

RESTRICTED STOCK

Section 7.1 General. Awards may be granted in the form of Restricted Stock in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Stock as it may deem advisable, including without restrictions under applicable Federal or state securities laws. A Participant shall not be required to make any payment for Restricted Stock.

Section 7.2 Restricted Period. At the time an Award of Restricted Stock is granted, the Committee shall establish a Restricted Period applicable to such Restricted Stock. Each Award of Restricted Stock may have a different Restricted Period in the sole discretion of the Committee.

Section 7.3 Other Terms and Conditions. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Restricted Stock awarded to a Participant under the Plan shall be

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registered in the name of the Participant, and shall be represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Stock has been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other stockholder rights with respect thereto, except that the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Restricted Stock during the Restricted Period. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require the recipient of the Award or such shares of Common Stock, as a condition to the receipt thereof, to deliver to DynaResource a written representation of present intention to acquire the Award or such shares of Common Stock for his or its own account for investment and not for distribution.

Section 7.4 Termination of Employment or Service. Each Award Agreement embodying the Award of Restricted Stock shall set forth the extent to which the Participant shall have the right to retain the Restricted Stock following termination of the Participant’s employment or service with the Company. Such provisions shall be determined by the Committee in its absolute discretion, need not be uniform among all shares of Restricted Stock granted under the Plan, and may reflect distinctions based on the reasons for termination of employment or service.

Section 7.5 Miscellaneous. Nothing in this Article shall prohibit the exchange of shares of Restricted Stock pursuant to a plan of merger or reorganization for stock or other securities of DynaResource or another corporation that is a party to the reorganization, provided that the stock or securities so received in exchange for shares of Restricted Stock shall become subject to the restrictions applicable to such Restricted Stock. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to shares of Restricted Stock shall also become subject to the restrictions applicable to such Restricted Stock.

ARTICLE VIII.

CHANGE IN CONTROL

Upon a Change in Control of DynaResource, any time periods, conditions or contingencies relating to the exercise or realization of, or lapse of restrictions under, any Award shall be automatically accelerated or waived. Accordingly, as to unvested shares, such shares shall vest in full.

ARTICLE IX.

AMENDMENT AND TERMINATION

Section 9.1 Plan Amendment and Termination. The Board may at any time suspend, terminate, amend or modify the Plan, in whole or in part. Upon termination of the Plan, the terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. Except as otherwise provided herein, no suspension, termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the consent of the Participant (or the Permitted Transferee) holding such Award.

Section 9.2 Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s (or a Permitted Transferee’s) rights under an outstanding Award without the consent of the Participant (or the Permitted Transferee) holding such Award.

ARTICLE X.

MISCELLANEOUS

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Section 10.1 Award Agreements. After the Committee grants an Award under the Plan to a Participant, DynaResource and the Participant shall enter into an Award Agreement setting forth the terms, conditions, restrictions and limitations applicable to the Award and such other matters as the Committee may determine to be appropriate. All Award Agreements shall be subject to the provisions of the Plan, and in the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. All Awards under the Plan are intended to be structured in a manner that will either comply with or be exempt from Section 409A of the Code.

Section 10.2 Transferability.

(a) In the event of a Participant’s legal incapacity, an Award may be exercised by his guardian or legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to DynaResource of the successor’s entitlement to receive the rights under an Award under the Participant’s will or under the applicable laws of descent and distribution.

(b) No Award shall be subject to execution, attachment or similar process.

(c) An Award may be transferred by a Participant to a Permitted Transferee. For purposes of the Plan, “Permitted Transferee” means (i) a member of a Participant’s immediate family, (ii) any person sharing the Participant’s household (other than a tenant or employee of the Participant), (iii) trusts in which a person listed in (i) or (ii) above has more than 50% of the beneficial interest, (iv) a foundation in which the Participant or a person listed in (i) or (ii) above controls the management of assets, (v) any other entity in which the Participant or a person listed in (i) or (ii) above owns more than 50% of the voting interests, provided that in the case of the preceding clauses (i) through (v), no consideration is provided for the transfer, and (vi) any transferee permitted under applicable securities and tax laws as determined by counsel to DynaResource. In determining whether a person is a “Permitted Transferee,” immediate family members shall include a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(d) Incident to a Participant’s divorce, the Participant may request that DynaResource agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or a part of one or more Awards made to the Participant under the Plan. DynaResource’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of DynaResource. The Committee’s decision need not be uniform among Participants. As a condition of participation, a Participant agrees to hold DynaResource harmless from any claim that may arise out of DynaResource’s observance of the terms of any such domestic relations order.

Section 10.3 Notices. All notices required or permitted to be given or made under the Plan or pursuant to any Award Agreement (unless provided otherwise in such Award Agreement) shall be in writing and shall be deemed to have been duly given or made if (a) delivered personally, (b) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, or (c) sent by prepaid overnight courier service. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient or (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor. DynaResource or a Participant may change, at any time and from time to time, by written notice to the other, the address that it or such Participant had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices hereunder or under an Award Agreement shall be delivered or sent (A) to a Participant at his address as set forth in the records of DynaResource or (B) to DynaResource at the principal executive offices of DynaResource clearly marked “Attention: General Counsel.”

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Section 10.4 Compliance with Law. Any provision of this Plan to the contrary notwithstanding, the Committee may revoke any Award if it is contrary to law or governmental regulation, or modify an Award to bring it into compliance with any government regulation.

Section 10.5 Binding Effect. The obligations of DynaResource under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of DynaResource, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of DynaResource. The terms and conditions of the Plan shall be binding upon each Participant and his Permitted Transferees, heirs, legatees, distributees and legal representatives.

Section 10.6 Governing Law. The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas.

Section 10.7 Tax Consequences.

(a)
Under Code Section 83, the excess of the fair market value of the Restricted Stock on the date any forfeiture restrictions applicable to such stock lapse over the purchase price, if any, paid for such stock will be reportable as ordinary income on the lapse date. A Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Stock is acquired, rather than when and as such Restricted Stock ceases to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date the Restricted Stock is granted under an Award Agreement.

(b)
A PARTICIPANT SHALL BE SOLELY RESPONSIBLE FOR DETERMINING THE TAX CONSEQUENCES OF THE ISSUANCE AND OWNERSHIP OF THE RESTRICTED STOCK AWARDED UNDER THE PLAN, INCLUDING WITHOUT LIMITATION, THE ADVISABILITY, AVAILABILITY, METHOD AND TIMING FOR FILING AN ELECTION TO INCLUDE INCOME ARISING FROM THE ISSUANCE OF RESTRICTED STOCK INTO A PARTICIPANT'S GROSS INCOME CODE SECTION 83(b), THE TAX CONSEQUENCES OF SUCH ELECTION, AND THE PROVISION OF WRITTEN NOTICE TO DynaResource OF SUCH ELECTION IN ACCORDANCE WITH THE REGULATIONS PROMULGATED UNDER CODE SECTION 83(b).

(c)
If Participant chooses to file an election under Code section 83(b), Participant shall simultaneously provide the Company with a copy of such election.

Section 10.11 Continued Employment or Service. Nothing contained in the Plan or in any Award Agreement shall confer upon any Participant the right to continue in the employ or service of DynaResource, or interfere in any way with the rights of DynaResource to terminate a Participant’s employment or service at any time, with or without cause.

Section 10.12 Miscellaneous. Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof.

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